Exhibit 21.1

LIST OF SUBSIDIARIES OF LGI HOMES, INC.

LGI HOMES GROUP, LLC, a Texas limited liability company

LGI HOMES – DECKER OAKS, LLC, a Texas limited liability company

LGI HOMES – E SAN ANTONIO, LLC, a Texas limited liability company

LGI HOMES – FW, LLC, a Texas limited liability company

LGI HOMES – GEORGIA, LLC, a Georgia limited liability company

LGI HOMES – LAKES OF MAGNOLIA, LLC, a Texas limited liability company

LGI HOMES – PRESIDENTIAL GLEN, LLC, a Texas limited liability company

LGI HOMES – QUAIL RUN, LLC, a Texas limited liability company

LGI HOMES – SALTGRASS, LLC, a Texas limited liability company

LGI HOMES – STEWARTS FOREST, LLC, a Texas limited liability company

LGI HOMES – TEXAS, LLC, a Texas limited liability company

LGI HOMES – WINDMILL FARMS, LLC, a Texas limited liability company

LGI HOMES – WOODLAND CREEK, LLC, a Texas limited liability company

LGI HOMES AZ CONSTRUCTION, LLC, an Arizona limited liability company

LGI HOMES AZ SALES, LLC, an Arizona limited liability company

LGI HOMES – ARIZONA, LLC, an Arizona limited liability company

LGI HOMES – FLORIDA, LLC, a Florida limited liability company

LGI HOMES – GLENNWILDE, LLC, an Arizona limited liability company

LGI HOMES – SAN TAN HEIGHTS, LLC, an Arizona limited liability company

LGI FUND III HOLDINGS, LLC, a Texas limited liability company

LGI CROWLEY LAND PARTNERS, LLC, a Texas limited liability company

LGI HOMES AVONDALE, LLC, a Georgia limited liability company

LGI HOMES – MAPLE PARK, LLC, a Georgia limited liability company

LGI HOMES – MAPLE LEAF, LLC, a Texas limited liability company

LGI HOMES – SHALE CREEK, LLC, a Texas limited liability company

LGI HOMES – STERLING LAKES PARTNERS, LLC, a Texas limited liability company

LGI HOMES CORPORATE, LLC, a Texas limited liability company

LGI HOMES SERVICES, LLC, a Texas limited liability company

LGI-GTIS HOLDINGS, LLC, a Delaware limited liability company

LGI HOMES – LUCKEY RANCH, LLC, a Delaware limited liability company

LGI-GTIS HOLDINGS II, LLC, a Delaware limited liability company

LGI HOMES – MALLARD CROSSING, LLC, a Delaware limited liability company

LGI HOMES – WEST MEADOWS, LLC, a Delaware limited liability company

LGI-GTIS HOLDINGS III, LLC, a Delaware limited liability company

LGI HOMES – OAK HOLLOW, LLC, a Delaware limited liability company

LGI HOMES – SONTERRA, LLC, a Delaware limited liability company

LGI-GTIS HOLDINGS IV, LLC, a Delaware limited liability company

LGI HOMES – BLUE HILLS, LLC, an Arizona limited liability company

LGI HOMES – KRENSON WOODS, LLC, a Delaware limited liability company

LGI HOMES – NORTHPOINTE, LLC, a Delaware limited liability company

LGI HOMES – OAK HOLLOW PHASE 6, LLC, a Delaware limited liability company

LGI HOMES – SALTGRASS CROSSING, LLC, a Delaware limited liability company

LUCKEY RANCH PARTNERS, LLC, a Delaware limited liability company

LGI HOMES – CANYON CROSSING, Ltd.1, a Texas limited partnership

LGI HOMES – DEER CREEK, LLC, a Texas limited liability company

LGI HOMES, Ltd.2, a Texas limited partnership

LGI HOMES – SUNRISE MEADOW, Ltd.3, a Texas limited partnership

[1]	In connection with this offering, this entity will be converted to a Texas limited liability company.
[2]	In connection with this offering, this entity will be converted to a Texas limited liability company and renamed LGI Homes II, LLC.
[3]	In connection with this offering, this entity will be converted to a Texas limited liability company.